EXHIBIT 5.1

                  BILZIN SUMBERG DUNN BAENA PRICE & AXELROD LLP
                        2500 First Union Financial Center
                          200 South Biscayne Boulevard
                            Miami, Florida 33131-2336


                                 January 5, 2001

TradeStation Group, Inc.
8700 West Flagler Street
Miami, Florida 33174

         Re:  Registration Statement on Form S-8

Ladies and Gentlemen:

         We have examined the Registration Statement on Form S-8 to be filed by you with the Securities and Exchange Commission on the date hereof (the "Registration Statement"), in connection with the registration under the Securities Act of 1933, as amended (the "Securities Act"), of 8,756,225 shares (the "Shares") of your Common Stock, $0.01 par value per share. The Shares are reserved for issuance under the TradeStation Group, Inc. Incentive Stock Plan, the TradeStation Group, Inc. Employee Stock Purchase Plan, the TradeStation Group, Inc. Nonemployee Director Stock Option Plan, the onlinetradinginc.com corp. 1999 Stock Option Plan and the Window on WallStreet Inc. 1997 Long Term Incentive Plan and pursuant to additional Window on WallStreet Inc. options granted prior to the adoption of the Window on WallStreet Inc. 1997 Long Term Incentive Plan. As your legal counsel, we have examined the proceedings taken and are familiar with the proceedings proposed to be taken by you in connection with the issuance and sale of the Shares.

         It is our opinion that, when issued and sold in the manner described in the Registration Statement and the related prospectuses, the Shares will be legally and validly issued, fully paid and non-assessable.

         We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to the use of our name wherever appearing in the Registration Statement and any amendments thereto.

                         Very truly yours,

                         /s/ Bilzin Sumberg Dunn Baena Price & Axelrod LLP

                         BILZIN SUMBERG DUNN BAENA PRICE
                         & AXELROD LLP